Exhibit 5.1

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com

T 410.580.3000 F 410.580.3001

August 5, 2014

Anworth Mortgage Asset Corporation

1299 Ocean Avenue, Second Floor

Santa Monica, CA 90401

Re:         Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special Maryland counsel to Anworth Mortgage Asset Corporation, a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), and which registers 2,000,000 shares of common stock of the Company, par value $0.01 per share (the “Shares”), issuable under the Anworth Mortgage Asset Corporation 2014 Equity Compensation Plan (the “Plan”).

We have examined copies of the Company’s charter and bylaws, as in effect on the date hereof, the Plan, all resolutions adopted by the Company’s Board of Directors and proposals adopted by the Company’s stockholders relating to the authorization of the issuance of the Shares, a good standing certificate for the Company, dated as of a recent date, issued by the State Department of Assessments and Taxation of the State of Maryland, and such other records and documents that we have deemed necessary for the purpose of rendering this opinion. In such examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. As to factual matters material to this opinion, we have relied on statements and certificates of officers of the Company.

Based upon the foregoing, we are of the opinion that the Shares issuable under the Plan have been duly authorized, and upon the issuance and delivery of the Shares in the manner contemplated by the Plan, and assuming the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the Plan, including, without limitation, collection of required payment for the Shares, the Shares will be validly issued, fully paid and non-assessable.

Our opinion set forth above is subject to the following general qualifications and assumptions:

(1) The foregoing opinion is rendered as of the date hereof. We assume no obligation to update or supplement this opinion if any laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

(2) We have made no investigation as to, and we express no opinion concerning, any laws other than the laws of the State of Maryland.

(3) We express no opinion as to compliance with the securities or “blue sky” laws or principles of conflicts of laws of Maryland or any other jurisdiction.

(4) We assume that the issuance of the Shares, together with any other outstanding shares of Common Stock, will not cause the Company to issue shares of Common Stock in excess of the number of such shares authorized by the Company’s charter.

(5) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K. This opinion may not be relied on by any other person or in any other connection without our prior written approval.

Very truly yours,

/s/ DLA PIPER LLP (US)

DLA PIPER LLP (US)